Exhibit 99.1

TWC Tech Holdings II Corp.
Announces Pricing of $525,000,000 Initial Public Offering

SAN FRANCISCO, Sept. 10, 2020 /PRNewswire/ -- TWC Tech Holdings II Corp. (the “Company”) today announced the pricing of its initial public offering of 52,500,000 units at $10.00 per unit. The units will be listed on the Nasdaq Stock Market and trade under the ticker symbol “TWCTU” beginning Friday, September 11, 2020.

Each unit consists of one share of the Company’s Class A common stock and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of the Company’s Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A common stock and warrants are expected to be listed on the Nasdaq Stock Market under the symbols “TWCT” and “TWCTW,” respectively. The initial public offering is expected to close on Tuesday, September 15, 2020, subject to customary closing conditions.

In connection with the initial public offering, the Company has entered into forward purchase agreements with several institutional accredited investors that will provide for the aggregate purchase of at least $100,000,000 of Class A common stock at $10.00 per share. Any such purchases will take place in a private placement that will close concurrently with the closing of the Company’s initial business combination.

The Company is led by Adam Clammer and Jamie Greene, who will serve as Chief Executive Officer and Chairman, respectively, and is a newly organized blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are acting as book-running managers; Academy Securities, Inc., Blaylock Van, LLC, Loop Capital Markets LLC, Roberts and Ryan Investments Inc., and Tigress Financial Partners LLC are acting as co-managers. The Company has granted the underwriters a 45-day option to purchase up to 7,875,000 additional units at the initial public offering price to cover over-allotments, if any.

The initial public offering is being made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Telephone: 1-800-831-9146 and Deutsche Bank Securities Inc., Attn: Prospectus Department, 60 Wall Street, New York, New York 10005, telephone: 800-503-4611 or email: prospectus.cpdg@db.com.

A registration statement relating to the securities sold in the initial public offering has been filed with, and declared effective by, the Securities and Exchange Commission (“SEC”) on Thursday, September 10, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of such Act and applicable state securities laws.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the funding of the forward purchase agreements will occur or that the net proceeds of the offering or forward purchase agreements will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About the Company

The Company is a newly organized blank check company which will utilize the platform provided by True Wind Capital (“True Wind”), a San Francisco-based, technology-focused private equity firm managing $1 billion in its search for an initial business combination. Mr. Clammer and Mr. Greene are the founding partners of True Wind.